UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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IMMUCELL CORPORATION

(Name of Registrant as Specified In Its Charter)

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IMMUCELL CORPORATION

Notice of Annual Meeting of Stockholders

June 6, 2008

To the Stockholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the “Company”) will be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Friday, June 6, 2008 at 8:30 a.m. for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To take any other action which may properly come before the meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, April 16, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Michael F. Brigham, Secretary

April 22, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

IMMUCELL CORPORATION

56 Evergreen Drive

Portland, ME 04103

April 22, 2008

PROXY STATEMENT

2008 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the “Company”), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 8:30 a.m. on Friday, June 6, 2008 at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being given or sent to stockholders on or about April 22, 2008. Stockholders who execute proxies may revoke them at any time before exercise thereof. See “OTHER MATTERS”, below.

VOTING SECURITIES OUTSTANDING

Only stockholders of record at the close of business on Wednesday, April 16, 2008, the record date, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments thereof. As of such date, there were 2,892,476 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company’s common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the inspector of election appointed for the meeting.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld from any nominee will not be counted in such nominee’s favor, although they will be counted for purposes of determining whether there is a quorum. The nominees for director receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the seven nominees receiving the largest number of votes cast will be elected.

ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)

Each of the seven persons listed below has been nominated to serve as a director until the next Annual Meeting of Stockholders and until his or her successor is chosen and qualified. Proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for election as directors of the nominees listed below:

MICHAEL F. BRIGHAM Age: 47 Officer since: October 1991 Director since: March 1999	Mr. Brigham was appointed to serve as President and Chief Executive Officer in February 2000 and as a Director of the Company in March 1999. He joined the Company in September 1989 as Director of Finance and Administration, was promoted to Chief Financial Officer in October 1991 and later served as a Vice President from December 1998 until February 2000. He has served as Secretary since December 1995 and as Treasurer and principal financial officer since October 1991. Mr. Brigham serves on the Board of Directors of the Maine Biotechnology Information Bureau and as the Treasurer of the Board of Trustees of the Kennebunk Free Library. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. He earned a Bachelor of Arts degree from Trinity College in Hartford, Connecticut in 1983 and his Masters in Business Administration from New York University in 1989.

ROBERT C. BRUCE Age: 45 Director since: December 2006	Mr. Bruce is a member of the Audit Committee of the Board of Directors. He is President of Oakmont Advisory Group, LLC, a financial management consulting firm located in Portland, Maine. Prior to founding Oakmont Advisory Group, from 1999 through 2004 Mr. Bruce served as Chief Operating Officer, Treasurer and Director for Enterix Inc., a privately-held, venture-funded medical device and laboratory services company that was purchased by Quest Diagnostics. He also previously served as Chief Financial Officer for Advantage Business Services (1997 to 1998), a privately-held national payroll processing and tax filing business that was subsequently acquired by PayChex. Mr. Bruce received his MBA from the Yale School of Management, and a Bachelor of Arts degree from Princeton University.

JOSEPH H. CRABB, Ph.D. Age: 53 Officer since: March 1996 Director since: March 2001	Dr. Crabb was appointed to serve as a Director of the Company in March 2001, having previously served in that capacity from March 1999 until February 2000. He has served as a Vice President of the Company since March 1996 and as Chief Scientific Officer since September 1998. Dr. Crabb joined the Company in November 1988 as a Senior Scientist and became Director of Research and Development in October 1991. He is currently a reviewer for several peer-reviewed journals. Concurrent with his employment, he has served on six study sections at the National Institutes of Health and held two adjunct faculty positions. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

WILLIAM H. MAXWELL, M.D. Age: 69 Director since: 1986	Dr. Maxwell is a member of the Compensation and Stock Option Committee and the Audit Committee of the Board of Directors. He has been President and CEO of Maxwell, Kluger, Makaretz M.D., P.A., ENT Associates since its inception in 1973, working as an otolaryngologist (head and neck surgeon). He is Chairman of the Board of Medical Network, Inc. (a Maine PPO). Previously, he served as President and CEO of Medical Mutual Insurance Company of Maine from 1978 to 1999.

LINDA RHODES, V.M.D., Ph.D Age: 58 Director since: August 2005	Dr. Rhodes is chair of the Compensation and Stock Option Committee of the Board of Directors. She is a founding partner of AlcheraBio, LLC of Metuchen, New Jersey, an animal health consulting and contract research firm. She is an adjunct professor for the Graduate School of Animal Science at Rutgers University and a member of the Board of Directors of the Alliance for Contraception for Cats and Dogs (a non-profit organization). From 1998 to 2001, she was a Director of Development Projects and New Technology Assessment at Merial Ltd, a joint venture between Merck and Sanofi-Aventis. Prior to that, she held various research positions at Merck Research Laboratories and Sterling Drug Company. She held several teaching positions and worked as a bovine veterinarian in private practice. She earned her Ph.D. in Physiology/Immunology from Cornell University and her V.M.D. from the Pennsylvania School of Veterinary Medicine.

JONATHAN E. ROTHSCHILD Age: 54 Director since: April 2001	Mr. Rothschild is chair of the Nominating Committee and a member of the Compensation and Stock Option Committee of the Board of Directors. Since 1981, he has been President of Arterio, Inc., of Concord, California, a vitamin and nutrition company that does business as Ecological Formulas. He served as a director and Chief Financial Officer of Cistron Biotechnology from 1999 until it was acquired by Celltech, PLC in November 2000.

DAVID S. TOMSCHE, D.V.M. Age: 51 Director since: December 2006	Dr. Tomsche is a member of the Nominating Committee of the Board of Directors. He is a large animal veterinarian and owner of Stearns Veterinary Outlet, Inc. (a veterinary distribution company) and of J-t of Melrose, Inc. (an international export company). He served as a director of VetPharm, Inc, an animal health products distributor, from 1995 until the company was sold in 2007. He also is a dairy producer. He obtained his degrees from the University of Minnesota.

In March 2008, Dr. Mitchel Sayare gave notice of his decision to retire from the Board of Directors at the end of his current term of office and not to stand for re-election at the 2008 Annual Meeting of Stockholders. Dr. Sayare had served as a director of the Company since 1994, and the Board of Directors of the Company wishes to express its gratitude to Dr. Sayare for his 14 years of service to the Company as a director.

There is no family relationship between any executive officer, director, or person nominated or chosen by the Company to become a director. Except for Mr. Brigham and Dr. Crabb (both of whom are ImmuCell employees), each of the Company’s existing directors or nominees qualifies as an “independent director” as defined under applicable NASDAQ Stock Market rules. In evaluating the independence of directors, the Board did consider the matters described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”. If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2007, the Board of Directors of the Company held four regular meetings and two special meetings. The committees of the Board of Directors are the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. During the year ended December 31, 2007, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served), except for Dr. Sayare who attended four of the six meetings of the Board of Directors held in 2007. At the first meeting of the Board following this year’s Annual Meeting, directors will be elected to serve on the various Board committees until the next Annual Meeting and until their successors are elected.

The Board has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits and reviews of its financial statements. The Audit Committee engages the Company’s Independent Registered Public Accounting Firm, consults with such auditors with regard to audit plans, reviews the annual reports of the independent auditors, oversees the adequacy of the Company’s internal operating procedures and controls, meets with management and the auditors to review quarterly and annual financial results, authorizes the public release of press releases covering financial results, reviews and authorizes quarterly and annual reports filed with the Securities and Exchange Commission and otherwise oversees compliance with certain legal, ethical and regulatory matters. The Committee’s members are Mr. Bruce, Dr. Maxwell and Dr. Sayare. Dr. Sayare serves as chair of the Committee. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules, and the Board has determined that Mr. Bruce and Dr. Sayare qualify as audit committee financial experts as defined in applicable Securities and Exchange Commission rules. The Audit Committee held seven meetings during 2007. The Audit Committee Report can be found on page 6 of this Proxy Statement, and the “Charter and Powers of the Audit Committee” has been posted on the Company’s web-site (www.immucell.com/pdf/charter.pdf).

The Board’s Compensation and Stock Option Committee reviews and recommends salary, bonus and other benefits for executive officers and directors of the Company and is responsible for administering the Company’s 1989 Stock Option and Incentive Plan and the 2000 Stock Option and Incentive Plan. The Committee’s members are Dr. Maxwell, Dr. Rhodes and Mr. Rothschild, all of whom are independent directors. Dr. Rhodes serves as chair of the Committee. The Compensation and Stock Option Committee held three meetings during 2007 and took action once by unanimous written consent. The Compensation and Stock Option Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the Board. Its recommendations on executive and director compensation are subject to review and final approval by the Board of Directors, a majority of whose members are independent directors. Company management provides the Committee with information relevant to a determination of executive and director compensation, but does not participate in Committee votes in this regard. In recent years, the Committee has not retained or relied upon outside consultants to assist in its determination of executive or director compensation.

The Board’s Nominating Committee recommends to the full Board the number of directors to serve on the Board, criteria for Board membership and nominees for election to the Board. In doing so, the Nominating Committee considers the integrity and relevant business experience of each nominee. All nominees included on this year’s proxy card were recommended by the Nominating Committee and then approved by a vote of the Board. The Committee’s members are Mr. Rothschild, Dr. Sayare and Dr. Tomsche, all of whom are independent directors. Mr. Rothschild serves as chair of the Committee. The Nominating Committee met one time during 2007. The Nominating Committee will consider nominees for director recommended by stockholders, applying the same evaluation standards as it would apply to candidates identified by management or the Committee. Recommendations for director nominees may be sent to the Nominating Committee through the Secretary of the Company. Under the Company’s By-laws, stockholders intending to formally nominate a person for election as a director at the Annual Meeting itself, as distinguished from recommending a candidate to the Nominating Committee, must notify the Secretary of the Company in writing of this intent not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days from such anniversary date, the notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such notice must comply with the provisions set forth in the By-laws. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests it in writing. Such requests should be addressed to the Secretary of the Company. The Nominating Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the Board.

Director Compensation

The following table contains information as to the compensation paid by the Company to its non-executive directors for services rendered during the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Robert C. Bruce	$6,000	—	—	$6,000
William H. Maxwell, M.D.	$6,000	—	—	$6,000
Linda Rhodes, V.M.D., Ph.D.	$6,000	—	—	$6,000
Jonathan E. Rothschild	$6,000	—	—	$6,000
Mitchel Sayare, Ph.D.	$4,000	—	—	$4,000
David S. Tomsche, D.V.M.	$6,000	—	—	$6,000

Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors’ meetings or committee meetings. The Company pays non-employee directors an annual retainer of $2,000 (payable in two equal installments in January and July), plus a fee of $1,000 for each of the four regularly scheduled Board meetings per year. Per-meeting fees are subject to reduction if a director attends less than substantially all of the meeting, and are generally waived altogether in the case of special meetings. The meeting fee for in-person meetings is reduced by 50% for full participation by teleconference and is reduced by 75% for partial participation by teleconference. Effective July 1, 2008, the annual retainer is expected to be increased to $4,000.

In June 2000, the stockholders approved the 2000 Stock Option Plan for Outside Directors. Under this Plan, each of the five non-employee directors then serving on the Board was granted a non-qualified stock option to purchase 15,000 shares of common stock at an exercise price equal to the fair market value of the common stock as of the date of the stockholder vote ($3.50 per share). Under the Plan, directors who were newly elected to the Board after June 2000 received an automatic grant of a non-qualified stock option to purchase 15,000 shares, at fair market value on the date the director was elected. Two such grants were made in 2001 (at $2.71 per share). All options granted under the Plan vested in three equal annual installments, and expired if not exercised within five years of the date of grant. The 2000 Outside Directors Plan expired on June 21, 2005. Expiration of the Plan did not affect previously granted options. The last remaining outstanding options under this Plan were exercised (by Mr. Rothschild) during 2006.

At the time first elected to the Board, Dr. Rhodes, Mr. Bruce and Dr. Tomsche were each granted a non-qualified stock option to purchase 15,000 shares of common stock under the Company’s 2000 Stock Option and Incentive Plan. The options were granted on terms similar to those previously granted to other directors under the 2000 Outside Director Plan. Dr. Rhodes’ option has an exercise price equal to the fair market value of the common stock on August 22, 2005 ($4.67 per share), and vests in three equal increments if and when re-elected to the Board in 2006, 2007 and 2008. Dr. Rhodes exercised 2,000 of these stock options in June 2007. The options granted to Mr. Bruce and Dr. Tomsche have an exercise price equal to the fair market value of the common stock on December 20, 2006 ($5.80 per share), and vest in three equal increments if and when re-elected to the Board in 2007, 2008 and 2009. These options to Dr. Rhodes, Mr. Bruce and Dr. Tomsche expire if not exercised within five years after the date of grant or, if earlier, within three months (twelve in cases of death or disability) after termination of service as a director.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with certain applicable laws and regulations. The Audit Committee is responsible for selecting and hiring the Independent Registered Public Accounting Firm and meets with those accountants (in person or by telephone) before each quarterly press release of financial results. After reviewing the quarterly and annual reports that are prepared by management, the Audit Committee authorizes the filing of such reports with the Securities and Exchange Commission. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. The Committee currently operates under a charter adopted by the Board in 2004. The Company has a January 1st to December 31st fiscal year. The Audit Committee met seven times during the 2007 fiscal year.

The Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2007 and discussed such statements with management. The Audit Committee has discussed with Baker Newman & Noyes, LLC, the Company’s Independent Registered Public Accounting Firm during the 2007 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received from Baker Newman & Noyes, LLC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed the auditor’s independence with them. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and be filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

Robert C. Bruce

William H. Maxwell, M.D.

Mitchel Sayare, Ph.D., Chair

EXECUTIVE COMPENSATION

Under the By-laws, officers are elected by the Board of Directors at its first meeting following each Annual Meeting of Stockholders of the Company, and each serves for a one-year term and until his or her successor is chosen and qualified. The Company has two executive officers, as follows:

MICHAEL F. BRIGHAM. Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth above under the caption “ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)”.

JOSEPH H. CRABB, Ph.D. Information concerning the background and experience of Dr. Crabb and the period during which he has served in his current capacity is set forth above under the caption “ELECTION OF THE BOARD OF DIRECTORS (ITEM 1)”.

Summary Compensation Table

The following table contains information as to the total compensation paid by the Company to its executive officers for services rendered during the fiscal years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary		Bonus		Option Awards (1)	All Other Compensation (2)		Total
Michael F. Brigham President, Chief Executive Officer, Treasurer and Secretary	2007 2006	$ $	153,808 149,375	$ $	22,500 45,000	$2,430 —	$ $	6,152 5,975	$ $	184,890 200,350

Joseph H. Crabb, Ph.D. Vice President and Chief Scientific Officer	2007 2006	$ $	111,017 90,672	$ $	13,494 22,668	$2,430 —	$ $	4,441 3,627	$ $	131,382 116,967

(1)	Represents the fair value of a grant of 1,000 stock options with an exercise price of $5.25 per share that was issued as part of a company-wide grant of stock options on March 19, 2007.
(2)	Represents employer contributions paid under a Company-wide 401(k) matching program.

Mr. Brigham has an employment agreement with the Company, as described below. Dr. Crabb had an employment agreement with the Company through December 31, 2007. Subject to such agreements, annual salaries and bonuses for these executive officers are determined in the discretion of the Compensation and Stock Option Committee.

Outstanding Equity Awards

Stock options are the only outstanding form of equity awards to the Company’s executive officers. The following table contains information on stock options held by the executive officers at December 31, 2007.

	Outstanding Option Awards at Fiscal Year-End
Name	Number of Shares Underlying Unexercised Options - Exercisable	Number of Shares Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Grant Date	Option Expiration Date
Michael F. Brigham
	51,000	—	$1.31	3/1/1999	2/28/2009
	46,000	—	$3.50	6/22/2000	6/21/2010
	1,000	—	$2.00	12/13/2000	12/12/2010
	1,000	—	$3.20	12/11/2001	12/10/2011
	1,000	—	$3.10	12/18/2003	12/17/2013
	—	1,000	$5.25	3/19/2007	3/18/2017
Joseph H. Crabb, Ph.D.
	51,000	—	$1.31	3/1/1999	2/28/2009
	46,000	—	$3.50	6/22/2000	6/21/2010
	1,000	—	$2.00	12/13/2000	12/12/2010
	1,000	—	$3.20	12/11/2001	12/10/2011
	1,000	—	$3.10	12/18/2003	12/17/2013
	—	1,000	$5.25	3/19/2007	3/18/2017

Employment Agreements

In April 1999, the Company entered into an employment agreement with Mr. Brigham whereby he agreed to serve the Company as Vice President and Chief Financial Officer. Effective February 2000, Mr. Brigham was appointed to serve as President and CEO of the Company. Under his employment agreements, Mr. Brigham is entitled to receive a stated minimum annual salary, subject to increases and bonus pay at the discretion of the Compensation and Stock Option Committee of the Company’s Board of Directors. Should the employment of Mr. Brigham be terminated for reasons other than voluntary resignation or termination for just cause, as defined in his employment agreement, he would be entitled to receive three months’ salary, as well as the associated regular employee benefits at the then prevailing levels.

In April 1999, the Company entered into an employment agreement with Dr. Crabb whereby he agreed to serve the Company as Vice President and Chief Scientific Officer. Effective January 1, 2005, the Company entered into an amended employment agreement with Dr. Crabb, under which he agreed to continue to serve as Vice President and Chief Scientific Officer on a part-time basis and on the Company’s Board of Directors at least through the end of 2005. Effective July 28, 2005, the Company replaced that agreement with another amended employment agreement with Dr. Crabb, covering an extended term through December 31, 2007. Effective September 1, 2007, Dr. Crabb returned to full-time employment. His employment agreement expired by its terms on December 31, 2007 and has not been extended or renewed. Dr. Crabb continues to serve the Company on a full-time basis as Vice President and Chief Scientific Officer.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and executive officers in substantially the form approved by the stockholders at the 1989 Annual Meeting, as recently updated. The agreements include procedures for reimbursement by the Company of liabilities and expenses, which may be incurred in connection with service as a director or officer. The Company expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock at April 11, 2008 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares of the Company’s Common Stock Beneficially Owned (1)	Percent of the Company’s Common Stock Beneficially Owned
Jonathan E. Rothschild (2)	416,178	14.4%
Michael F. Brigham (3)	202,870	6.8%
Joseph H. Crabb, Ph.D. (4)	189,111	6.3%
David S. Tomsche, D.V.M. (5)	32,961	1.1%
Mitchel Sayare, Ph.D.	21,476	0.7%
William H. Maxwell, M.D.	20,000	0.7%
Linda Rhodes, V.M.D., Ph.D. (6)	15,000	0.5%
Robert C. Bruce (5)	11,000	0.4%
Directors and executive officers as a group (8 persons) (7)	908,596	29.1%

(1)	The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table. The figures in the table include shares of common stock covered by stock options which are currently or will become exercisable within 60 days of the date of this Proxy Statement.
(2)	This figure includes 202,310 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. The address of Mr. Rothschild is c/o Arterio, Inc., 1061-B Shary Circle, Concord, CA, 94518.
(3)	This figure includes 100,000 shares of common stock covered by stock options which are currently exercisable. Mr. Brigham’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(4)	This figure includes 100,000 shares of common stock covered by stock options which are currently exercisable and 89,111 shares of common stock held jointly with Dr. Crabb’s wife. Dr. Crabb’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(5)	This figure includes 10,000 shares of common stock covered by stock options, 5,000 of which are currently exercisable and 5,000 of which become exercisable on June 6, 2008.
(6)	This figure includes 8,000 shares of common stock covered by stock options that are currently exercisable and 5,000 shares of common stock covered by stock options which become exercisable on June 6, 2008.
(7)	This figure includes 233,000 shares of common stock covered by stock options which are currently, or will become, exercisable within 60 days of the date of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Rhodes owns 50% of AlcheraBio, LLC, a firm contracted by the Company to perform certain consulting services. During 2007 and 2006, the Company incurred consulting fees to AlcheraBio in amounts not exceeding $7,000 per year. Dr. Tomsche is a controlling owner of Stearns Veterinary Outlet, Inc., a domestic distributor of ImmuCell products First Defense® and Wipe Out® Dairy Wipes, and of J-t Enterprises of Melrose, Inc., the exclusive exporter of First Defense® to Japan. His affiliated companies purchased $235,000 and $73,000 of products from ImmuCell during 2007 and 2006, respectively. Dr. Tomsche also was a director of a significant ImmuCell distributor (VetPharm, Inc.) until his interest was sold during 2007 as part of an acquisition of VetPharm by Lextron, Inc. (another significant ImmuCell Distributor).

CODE OF BUSINESS CONDUCT AND ETHICS

In December 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics that applies to the Company’s chief executive officer and controller as well as to all employees of the Company. This Code is a set of written standards that are reasonably designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission, (iii) compliance with applicable governmental laws, (iv) prompt internal reporting of violations of the Code and (v) accountability for adherence to the Code. This Code has been posted on the Company’s web-site (www.immucell.com/pdf/code.pdf) and was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Company will mail a copy of its Code of Business Conduct and Ethics to any interested party without charge, upon request. Such requests may be made by mail to the Company’s Secretary at ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103.

INFORMATION CONCERNING INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

In March 2008, the Audit Committee engaged Baker Newman & Noyes, LLC to audit the Company’s financial statements for the year ending December 31, 2008. Baker Newman & Noyes, LLC had previously audited the Company’s financial statements for the years ended December 31, 2005, 2006 and 2007. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in the Committee’s charter. A representative of Baker Newman & Noyes, LLC is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

The report of Baker Newman & Noyes, LLC on the financial statements for the three years ended December 31, 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that firm’s audits of financial statements for the three years ended December 31, 2007, there were no disagreements between the Company and Baker Newman & Noyes, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Baker Newman & Noyes, LLC, would have caused Baker Newman & Noyes, LLC to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

Principal Accountant Fees and Services

Set forth below is a summary of the fees incurred for services rendered by the Company’s Independent Registered Public Accounting Firm, which was Baker Newman & Noyes, LLC for the years ended December 31, 2005, 2006 and 2007.

	2005	2006	2007
Audit Fees (1)	$42,500	$43,875	$46,500
Audit-Related Fees (2)	3,520	—	3,300
Tax Fees (3)	8,250	7,640	9,257
All Other Fees (4)	550	275	—

Total	$54,820	$51,790	$59,057

(1)	These fees include charges by the auditors for their review of quarterly financial statements included in the Company’s Form 10-Q or 10-QSB reports for the first three quarters of each fiscal year and related incidental expenses.

(2)	In 2005 and 2007 these fees include costs incurred to review certain accounting issues pertaining to a product development and marketing agreement, and in 2007 these fees include $1,500 for additional procedures related to management’s assertion regarding internal control.
(3)	The Tax Fees in 2005 represent the agreed upon contract amount to assist with the preparation of the tax returns for the year ended December 31, 2005, which work was completed in 2006. The Tax Fees in 2006 represent the agreed upon contract amount to assist with the preparation of the tax returns for the year ended December 31, 2006, which work was completed in 2007, and $1,040 of additional tax consulting. The Tax Fees in 2007 represent the agreed upon contract amount to assist with the preparation of tax returns for the year ended December 31, 2007, which work was completed in 2008, and $2,557 of additional tax consulting.
(4)	These fees include $550 and $275 for the auditor’s attendance at the Annual Meeting of Stockholders in 2005 and 2006, respectively.

Pre-Approval Policy

In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its Independent Registered Public Accounting Firm. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the Independent Registered Public Accounting Firm with respect to such services or by establishing detailed pre-approval policies and procedures to govern such engagement. The Audit Committee authorizes management to spend up to $5,000 per year for services that are not anticipated at the time of the engagement, provided that the Audit Committee is promptly informed of such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the best of the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, the Company’s officers, directors and greater than ten-percent beneficial owners complied on a timely basis with all applicable Section 16(a) filing requirements, except for the following: (i) Form 4’s of Mr. Brigham and Dr. Crabb reporting the grant of 1,000 stock options to each as part of a company-wide grant of stock options were filed thirteen days late on April 3, 2007; (ii) a Form 4 of Dr. Tomsche reporting the purchase of 350 shares of common stock was filed forty-three days late on November 9, 2007; (iii) a Form 4 of Dr. Tomsche reporting the purchase of 296 shares of common stock was filed three days late on December 26, 2007: (iv) a Form 4 of Dr. Tomsche reporting the purchase of 1,000 shares of common stock was filed two days late on December 26, 2007; and (v) a Form 4 of Mr. Brigham reporting the purchase of 612 shares of common stock was filed two days late on December 26, 2007.

EXPENSES AND SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Proposals of stockholders of the Company intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company at its principal place of business no later than December 21, 2008 to be included in the Company’s Proxy Statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised.

Under advance notice provisions in the Company’s By-laws, any stockholder who intends to nominate candidates for election as directors or present a proposal at the 2009 Annual Meeting of Stockholders, without inclusion of such proposal in the Company’s proxy materials, is also required to provide advance notice to the Company. Notice must be received by the Secretary of the Company no earlier than March 6, 2009 and no later than April 7, 2009, and meet other requirements set forth in the By-laws. A copy of the pertinent By-laws provisions is available upon request to the Secretary.

Stockholders that wish to send communications to the Board of Directors for any reason may do so by mail sent to ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103, att: Secretary. Additionally, after adjournment of the formal business matters at each year’s Annual Meeting, there is an opportunity for stockholders to communicate directly with the Company’s management and directors. The Company encourages its directors to attend the Annual Meeting of Stockholders in person. All directors did attend the 2007 Annual Meeting of Stockholders.

OTHER MATTERS

The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote there at and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder’s proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Item 1.

By Order of the Board of Directors

MICHAEL F. BRIGHAM, Secretary

April 22, 2008

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2007 WHICH INCLUDES THE COMPANY’S FINANCIAL STATEMENTS TOGETHER WITH A LETTER TO STOCKHOLDERS, WHICH SERVES AS THE COMPANY’S 2007 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2007 ANNUAL REPORT ON FORM 10-KSB ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

INVESTOR RELATIONS

IMMUCELL CORPORATION

56 EVERGREEN DRIVE

PORTLAND, ME 04103

IMMUCELL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON JUNE 6, 2008

The undersigned stockholder(s) of ImmuCell Corporation (the “Company”), do(es) hereby appoint Mr. Michael F. Brigham and Dr. Joseph H. Crabb true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $0.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Friday, June 6, 2008 at 8:30 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 22, 2008, the Proxy Statement accompanying the Notice, the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the accompanying Letter to Stockholders.

Said proxies are directed to vote as indicated on the following proposals:

1. ELECTION OF DIRECTORS:

Nominees:	m MICHAEL F. BRIGHAM
m ROBERT C. BRUCE
m JOSEPH H. CRABB
m WILLIAM H. MAXWELL
m LINDA RHODES
m JONATHAN E. ROTHSCHILD
m DAVID S. TOMSCHE

FOR all nominees listed above  ☐

WITHHOLD AUTHORITY to vote for all nominees listed above  ☐

FOR ALL EXCEPT  ☐

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

2. OTHER MATTERS:

To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.

Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 ABOVE.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON.  ☐

Dated:	, 2008

Signature(s) of Stockholder(s)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.